                                                                     EXHIBIT 9.1

                            DATED AS OF MAY 17, 2000

                          HOLLYWOOD CASINO CORPORATION
                             VOTING TRUST AGREEMENT

                                -by and among -

                     WILLIAM D. PRATT, SR., LINDA M. PRATT,
                             WILLIAM D. PRATT, JR.,
                           SHAWN DENISE BRADSHAW AND
                             MICHAEL SHANNAN PRATT

                                    - and -

                         WILLIAM D. PRATT, SR., MICHAEL
                      SHANNAN PRATT AND JACK E. PRATT, SR.

                            VOTING TRUST AGREEMENT


     THIS VOTING TRUST AGREEMENT (the "Agreement") is made and entered into as of the 17/th/ day of May, 2000, by and among WILLIAM D. PRATT, SR., LINDA M. PRATT, WILLIAM D. PRATT, JR., SHAWN DENISE BRADSHAW and MICHAEL SHANNAN PRATT ("Shareholders") and WILLIAM D. PRATT, SR. ("Proxy"), MICHAEL SHANNAN PRATT and JACK E. PRATT, SR. ("Successor Proxy") (hereinafter referred to jointly as Proxy).

                                  WITNESSETH:
                                  ----------

     WHEREAS, Shareholders William D. Pratt, Sr. and Linda M. Pratt are adult individuals residing at 5505 Westgrove Drive, Dallas, Texas 75248; Shareholder William D. Pratt, Jr. is an adult individual residing at 1518 Sunnyslope, Carrollton, Texas 75007; Shareholder Shawn Denise Bradshaw is an adult individual residing at 1516 Shady Oaks Drive, Fort Worth, Texas 76107 and Shareholder Michael Shannan Pratt is an adult individual residing at 5255 Caminito Exquisito, San Diego, California 92130; and

     WHEREAS, each Shareholder is the owner, either directly, indirectly or beneficially of shares of the issued and outstanding Class A Common Stock (the "Stock") of Hollywood Casino Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), and specified on Exhibit "A" attached hereto and made a part hereof; and

     WHEREAS, Proxy William D. Pratt, Sr. is an adult individual residing at 5505 Westgrove Drive, Dallas, Texas 75248; Successor Proxy Michael Shannan Pratt is an adult individual residing at 5255 Caminito Exquisito, San Diego, California 92130; and Successor Proxy Jack E. Pratt, Sr. is an adult individual residing at 5055 Park Lane, Dallas, Texas 75220; and

     WHEREAS, Shareholders having a special trust and confidence in Proxy, wish to irrevocably assign all of Shareholders' voting and other rights incident to the Stock in Proxy under the terms and pursuant to the conditions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the mutual promises, representations, covenants, agreements, understandings and undertakings hereinafter set forth, Shareholders and Proxy do hereby covenant and agree as follows:

  1. APPOINTMENT OF PROXY. Each Shareholder hereby (a) irrevocably appoints William D. Pratt as Proxy, and Michael Shannan Pratt as Proxy and Jack E. Pratt, Sr. successor as hereinafter defined, Proxy as his or her attorney-in-fact and (b) irrevocably grants and assigns to the Proxy, the one acting, any and all voting rights such Shareholder may now have or may during the Term of this Agreement acquire, all with respect to the Stock owned by such Shareholder. In the event that William D. Pratt is unable or unwilling to serve as Proxy, Shareholder irrevocably appoints Michael Shannan Pratt as Proxy, and further in the event Michael Shannan Pratt is unable or unwilling to serve, Shareholder irrevocably appoints Jack E. Pratt, Sr., as the Proxy.

  2. PROXY'S DUTIES/LIMITATION OF LIABILITY. In the discharge of his obligations under this Agreement, Proxy, the one acting, shall have the right to vote the Stock in such form and manner as Proxy, in the exercise of good faith and his prudent business judgement may deem in the best interests of Shareholders. Other than as specifically set forth in this Paragraph 2, Proxy shall have no further duties or obligations owing to Shareholders with regard to the Stock. Provided Proxy acts pursuant to this Agreement in the exercise of good faith and his prudent business judgment, Proxy shall not be personally liable to any person or entity for any act or omission to act under this Agreement.

  3. COVENANT NOT TO INFLUENCE. Each Shareholder hereby covenants and agrees that he or she shall not exercise or attempt to exercise, directly or indirectly, any control or influence over Proxy with regard to any manner concerning the voting of the Stock.

  4. DISPOSITION OF THE STOCK.  Except as otherwise provided in this
     Paragraph 4, Shareholders, during the Term of this Agreement, shall not transfer, sell, dispose of, assign, hypothecate or otherwise encumber the Stock without the prior written approval of Proxy.

  5. RELATIONSHIP BETWEEN SHAREHOLDERS AND PROXY. Except as otherwise specifically set forth in this Agreement, nothing contained or set forth in this Agreement shall be construed so as to create any fiduciary or other relationship between Shareholders and Proxy. In the course of exercising his duties under this Agreement, Proxy shall not be entitled to receive any compensation or other renumeration from Shareholders, provided however, that Proxy shall be entitled to retain and pay, on account of and for the benefit of Shareholders, such professional service providers as Proxy may deem necessary or desirable. In such event, Proxy shall pay for, and Shareholders shall reimburse Proxy for, the costs of such professional service providers.

  6. SUCCESSOR TRUSTEE. In the event Proxy is unable or unwilling to serve Shareholders shall have the right to appoint a Successor Proxy. Any such Successor Proxy shall assume all rights and responsibilities of Proxy pursuant to this Agreement but shall not be responsible for any acts or failures to act which occurred prior to such Successor Proxy assuming all rights and responsibilities of Proxy under this Agreement.

  7. EFFECTIVE DATE/TERM/TERMINATION

     (a) Effective Date and Term. This Agreement shall become effective as of the date and year first above written and shall continue in force until December 31, 2002, unless sooner terminated as provided in Paragraph 7(b) of this Agreement (the "Term").

     (b) Termination. This Agreement shall immediately terminate upon the occurrence of Shareholders' sale of all of the Stock pursuant to the provisions of Paragraph 4 of this Agreement.

  8. BEST EVIDENCE. This Agreement shall be executed in original and "Xerox" or photostatic copies and each copy bearing original signatures of Shareholders and Proxy in ink shall be deemed an original.

  9. SUCCESSION. Subject to the provisions of Paragraph 6 of this Agreement, this Agreement shall be binding upon and inure to the benefits of Shareholders' and Proxy's respective heirs, successors and assigns.

 10. AMENDMENT OR MODIFICATION. This Agreement may not be amended or modified except upon a writing (i) signed by both Shareholders and Proxy and (ii) approved, if required, by any gaming regulatory authority having jurisdiction.

 11. ASSIGNMENT.  This Agreement shall not be assigned by either
     Shareholders or Proxy without the prior written consent of the non-assigning party. Any purported assignment in violation of the provisions of this Paragraph 11 shall be deemed null and void and shall have no force or effect.

 12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except to the extent that applicable gaming laws, rules and regulations and applicable resolutions and requirements of gaming regulatory authorities having jurisdiction shall necessarily control and govern.

 13. NOTICES. Any and all, written notices required by this Agreement shall be either (i) hand delivered, (ii) mailed via certified mail, return receipt requested, (iii) telecopied (with confirmed answerback) or (iv) delivered via any commercial courier service, addressed to the following:


TO SHAREHOLDERS:     William D. Pratt, Sr.    Linda M. Pratt
----------------     5505 Westgrove Drive     5505 Westgrove Drive
                     Dallas, Texas 75248      Dallas, Texas 75248

                         William D. Pratt, Jr.         Shawn Denise Bradshaw
                         1518 Sunnyslope               1516 Shady Oaks Drive
                         Carrollton, Texas 75007       Fort Worth, Texas 76107

                         Michael Shannan Pratt
                         5255 Caminito Exquisito
                         San Diego, California 92130

     TO PROXY:           William D. Pratt, Sr.
     --------            5505 Westgrove Drive
                         Dallas, Texas 75248

                         Michael Shannan Pratt
                         5255 Caminito Exquisito
                         San Diego, California 92130

                         Jack E. Pratt, Sr.
                         5055 Park Lane
                         Dallas, Texas 75220

     WITH COPIES TO:     General Counsel
     ---------------     Hollywood Casino Corporation
                         Two Galleria Tower, Suite 2200
                         13455 Noel Road, LB 48
                         Dallas, Texas 75240

     All notices hand delivered shall be deemed delivered as of the date actually delivered. All notices mailed via certified mail, return receipt requested, shall be deemed delivered as of four (4) business days after the date postmarked. All notices delivered by telecopy shall be effective upon receipt of the confirmed answerback. All notices delivered via a commercial courier service shall be deemed delivered as of the next business day after the date entrusted to such commercial courier service. Any changes in any of the addresses listed in this Paragraph 13 shall be made by written notice as provided in this Paragraph 13.

 14. INTERPRETATION. The preamble recitals to this Agreement are incorporated into and made a part of this Agreement. Titles of paragraphs are for convenience only and are not to be considered a part of this Agreement.

 15. PAROL. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and this Agreement supersedes any prior understandings, agreements or undertakings.

     IN WITNESS WHEREOF, Shareholders and Proxy have executed and delivered this Agreement as of the date and year first above written.

WITNESS:

    /s/ Roberta Hamman                  /s/ William D. Pratt, Sr.
    -------------------------------     ----------------------------------
    Roberta Hamman                      WILLIAM D. PRATT, SR., Shareholder


WITNESS:

    /s/ Roberta Hamman                  /s/ Linda M. Pratt.
    -------------------------------     ----------------------------------
    Roberta Hamman                      LINDA M. PRATT, Shareholder


WITNESS:

    /s/ Roberta Hamman                  /s/ William D. Pratt, Jr.
    -------------------------------     ----------------------------------
    Roberta Hamman                      WILLIAM D. PRATT, JR., Shareholder


WITNESS:

    /s/ Roberta Hamman                  /s/ Michael Shannan Pratt
    -------------------------------     ----------------------------------
    Roberta Hamman                      MICHAEL SHANNAN PRATT, Shareholder


WITNESS:


    -------------------------------     ----------------------------------
                                        SHAWN DENISE BRADSHAW, Shareholder

WITNESS:

    /s/ Roberta Hamman                  /s/ William D. Pratt, Sr.
    -------------------------------     ----------------------------------
    Roberta Hamman                      WILLIAM D. PRATT, SR., Proxy


WITNESS:

    /s/ Roberta Hamman                  /s/ Michael Shannan Pratt
    -------------------------------     ----------------------------------
    Roberta Hamman                      MICHAEL SHANNAN PRATT, Successor Proxy


WITNESS:

    /s/ Brenda J. Adams                 /s/ Jack E. Pratt, Sr.
    -------------------------------     ----------------------------------
    Brenda J. Adams                     JACK E. PRATT, SR., Successor Proxy

                                  EXHIBIT "A"
                                  -----------



1. William D. Pratt, Sr., WDP Family, Ltd., 723,065 shares of Class A Common Stock of Hollywood Casino Corporation.

2. William D. Pratt, Jr., WDP Jr. Family Trust, 200,044 shares of the Class A Common Stock of Hollywood Casino Corporation.

3. Shawn Denise Bradshaw, 190,544 shares of the Class A Common Stock of Hollywood Casino Corporation.

4. Michael Shannan Pratt, 190,544 shares of the Class A Common Stock of Hollywood Casino Corporation.

5. William D. Pratt, Sr., 31,300 shares of Class A Common Stock of Hollywood Casino Corporation retained by Charles Schwab & Co., Inc. under Account No. 7208-2375.

6. William D. Pratt and Linda M. Pratt, 50,000 shares of Class A Common Stock of Hollywood Casino Corporation retained by Charles Schwab & Co., Inc. under Account No. 7208-2376.

                               FIRST AMENDMENT TO
                          HOLLYWOOD CASINO CORPORATION
                             VOTING TRUST AGREEMENT
                             ----------------------



     The First Amendment to Hollywood Casino Corporation Voting Trust Agreement ("First Amendment") is made and entered into by and between LINDA M. PRATT ("Shareholder") and WILLIAM D. PRATT, SR. ("Proxy").

                                    RECITALS
                                    --------

     WHEREAS, Shareholder and Proxy entered into that certain Hollywood Casino Corporation Voting Trust Agreement dated effective May 17, 2000 (the "Agreement") proving for the assignment of Shareholder's voting rights to certain shares of common stock of Hollywood Casino Corporation ("Stock"), as is defined in the Agreement; and

     WHEREAS, Shareholder and Proxy desire to amend the Agreement to provide for Shareholder's right to sell her interest in the Stock, as is defined in the Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, Shareholder and Proxy hereby agree to amend the Agreement as follows:

                                   AGREEMENTS
                                   ----------

1. Shareholder and Proxy hereby ratify and confirm the above Recitals. All defined terms used in this First Amendment shall have the same meaning assigned to them in the Agreement.

2. The Agreement is amended by deletion of the Paragraph 4 in its entirety and insertion of the following new Paragraph 4:

     4. DISPOSITION OF THE STOCK. Except as otherwise provided in this Paragraph 4, Shareholder, during the Term of this Agreement, shall not transfer, sell, dispose of, assign, hypothecate or otherwise encumber the Stock without the prior written notice of Proxy."

3. Except as amended in this First Amendment, the Agreement shall remain in full force and effect in accordance with its original terms.

     EXECUTED effective as of the 13/th/ day of September, 2001.

WITNESS:

       /s/ Lisa Pratt                   /s/ Linda M. Pratt
    -------------------------------     ----------------------------------
    Lisa Pratt                          Linda M. Pratt, Shareholder


       /s/ Jack E. Pratt                /s/ William D. Pratt
    -------------------------------     ----------------------------------
    Jack E. Pratt                       William D. Pratt, Proxy

                                     -2-